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INVESCO VAN KAMPEN LIMITED DURATION                               SUB-ITEM 77Q3

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 72DD AND 73A.

FOR PERIOD ENDING:        6/30/2011
FILE NUMBER :             811-25686
SERIES NO.:               14

72DD.    1  Total income dividends for which record date passed during the period. (000's Omitted)
            Class A                                                 $781,464
         2  Dividends for a second class of open-end company shares
            (000's Omitted)
            Class B                                                 $102,071
            Class C                                                 $178,083
            Class Y                                                 $  3,635
            Institutional Class                                     $    174

73A.        Payments per share outstanding during the entire current period:
            (form nnn.nnnn)
         1  Dividends from net investment income
            Class A                                                   0.1454
         2  Dividends for a second class of open-end company shares
            (form nnn.nnnn)
            Class B                                                   0.1242
            Class C                                                   0.1235
            Class Y                                                   0.1527
            Institutional Class                                       0.1550